Exhibit 99.1

Media Contacts:

Michael D. Porcelain, Senior Vice President and Chief Financial Officer
Jerome Kapelus, Senior Vice President, Strategy and Business Development
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR THE FIRST QUARTER OF FISCAL 2009

Melville, New York – December 4, 2008 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the three months ended October 31, 2008.

Net sales for the first quarter of fiscal 2009 were $191.9 million compared to $115.1 million for the first quarter of fiscal 2008, reflecting core organic growth in all three of our segments and incremental sales achieved in connection with the Company’s purchase of Radyne Corporation.

GAAP net income was $22.4 million, or $0.80 per diluted share, for the three months ended October 31, 2008 compared to $14.7 million, or $0.54 per diluted share, for the three months ended October 31, 2007. GAAP net income for the three months ended October 31, 2008 has been reduced by a one-time charge of $6.2 million ($0.22 per diluted share) for the amortization of acquired in-process research and development associated with the Radyne acquisition.

Non-GAAP net income for the three months ended October 31, 2008, which excludes the amortization of stock-based compensation expense and amortization of acquired in-process research and development, was $30.2 million, or $1.07 per diluted share, as compared to Non-GAAP net income of $16.5 million, or $0.59 per diluted share, for the three months ended October 31, 2007.

In commenting on the Company's performance during the first quarter of fiscal 2009, Fred Kornberg, President and Chief Executive Officer, stated, “Although general business conditions are more difficult than usual, our first quarter results were outstanding and we are pleased with our strong performance. The execution of our integration and restructuring plans has exceeded our expectations and our ability to execute in these challenging times is a testament to our leadership positions and the successful strategies that we have implemented over the past several years. We continue to expect that fiscal 2009 will be another record year.”

Selected Fiscal 2009 First Quarter Financial Metrics and Other Items

•
On August 1, 2008 (the beginning of our fiscal year 2009), and as more fully described in our Form 10-Q filed earlier today, we purchased Radyne Corporation using a portion of our existing cash and cash equivalents for a preliminary aggregate purchase price of approximately $231.7 million (including estimated transaction costs and payments made for outstanding share-based stock awards). At October 31, 2008, we had $211.5 million of unrestricted cash and cash equivalents on hand.

•
Bookings for the three months ended October 31, 2008 and 2007 were $158.6 million and $235.0 million, respectively. Backlog as of October 31, 2008 was $219.1 million compared to $201.1 million as of July 31, 2008 and $248.9 million as of October 31, 2007.

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•
Earnings before interest, taxes, depreciation and amortization, including amortization of acquired in-process research and development (“EBITDA”), were $50.0 million and $23.9 million for the three months ended October 31, 2008 and 2007, respectively.

•
Net cash provided by operating activities was $2.7 million for the three months ended October 31, 2008 compared to cash used in operating activities of $9.7 million for the three months ended October 31, 2007. The net increase in cash provided by operating activities was primarily driven by significant increases in net sales and profits partially offset by an increase in net working capital requirements during the three months ended October 31, 2008.

•
Interest income and other was $1.3 million for the three months ended October 31, 2008 as compared to $4.4 million for the three months ended October 31, 2007. The decrease in interest income was primarily due to the significant reduction in our cash and cash equivalents as a result of our August 1, 2008 acquisition of Radyne and the significant year-over-year decline in interest rates.

•
Our effective tax rate was 38.7% and 34.5% in the first quarter of fiscal 2009 and 2008, respectively. Our effective tax rate for the three months ended October 31, 2008 reflects the fact that we recorded an amortization charge of $6.2 million for acquired in-process research and development, which is non-deductible for income tax purposes. In addition, we recorded discrete tax benefits of $0.8 million for the three months ended October 31, 2008, principally relating to the passage of legislation that included the retroactive extension of the Federal research and experimentation credit from December 31, 2007 to December 31, 2009. Excluding these items, our estimated effective tax rate for the three months ended October 31, 2008 was 35.0%.

Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Friday, December 5, 2008. Investors and the public are invited to access a live webcast of the conference call from the news section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (800) 862-9098 (domestic) or (785) 424-1051 (international) and using the conference I.D. of “Comtech.” A replay of the conference call will be available for seven days by dialing (402) 220-0874. In addition, an updated investor presentation, including earnings guidance, will be available on our web site shortly after the conference call.

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About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable or ineffective. The Company conducts business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company’s future performance and financial condition, plans and objectives of the Company’s management and the Company’s assumptions regarding such future performance, financial condition, plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company’s control which may cause actual results, future performance and financial condition, and achievement of plans and objectives of the Company’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the timing of receipt of, and the Company’s performance on, new orders that can cause significant fluctuations in net sales and operating results, the timing and funding of government contracts, adjustments to gross profits on long-term contracts, risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, changes in prevailing economic and political conditions, risks associated with the results of ongoing investigations into the Company’s compliance with export regulations, risks associated with the Radyne acquisition, and other factors described in the Company’s filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

	(Unaudited)
	Three months ended October 31,
	2008	2007

Net sales	$191,915,000	115,055,000
Cost of sales	104,936,000	64,577,000
Gross profit	86,979,000	50,478,000

Expenses:
Selling, general and administrative	28,978,000	20,399,000
Research and development	14,125,000	11,041,000
Amortization of acquired in-process research and development	6,200,000	-
Amortization of intangibles	1,793,000	379,000
	51,096,000	31,819,000

Operating income	35,883,000	18,659,000

Other expense (income):
Interest expense	666,000	677,000
Interest income and other	(1,277,000)	(4,447,000)

Income before provision for income taxes	36,494,000	22,429,000
Provision for income taxes	14,123,000	7,735,000

Net income	$22,371,000	14,694,000

Net income per share:
Basic	$0.91	0.61
Diluted	$0.80	0.54

Weighted average number of common shares outstanding – basic	24,586,000	23,924,000

Weighted average number of common and common equivalent shares outstanding assuming dilution – diluted	28,537,000	28,208,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	October 31, 2008	July 31, 2008
Assets	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$211,472,000	410,067,000
Accounts receivable, net	113,014,000	70,040,000
Inventories, net	115,116,000	85,966,000
Prepaid expenses and other current assets	9,758,000	5,891,000
Deferred tax asset	15,986,000	10,026,000
Total current assets	465,346,000	581,990,000

Property, plant and equipment, net	39,188,000	34,269,000
Goodwill	147,566,000	24,363,000
Intangibles with finite lives, net	60,971,000	7,505,000
Deferred financing costs, net	1,221,000	1,357,000
Other assets, net	645,000	3,636,000
Total assets	$714,937,000	653,120,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$33,243,000	31,423,000
Accrued expenses and other current liabilities	46,537,000	49,671,000
Customer advances and deposits	17,542,000	15,287,000
Current installments of other obligations	73,000	108,000
Interest payable	525,000	1,050,000
Income taxes payable	7,304,000	-
Total current liabilities	105,224,000	97,539,000

Convertible senior notes	105,000,000	105,000,000
Other liabilities	2,216,000	-
Income taxes payable	3,404,000	1,909,000
Deferred tax liability	22,907,000	5,870,000
Total liabilities	238,751,000	210,318,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	-	-
Common stock, par value $.10 per share; authorized 100,000,000 shares, issued 24,953,198 shares and 24,600,166 shares at October 31, 2008 and July 31, 2008, respectively	2,495,000	2,460,000
Additional paid-in capital	197,224,000	186,246,000
Retained earnings	276,652,000	254,281,000
	476,371,000	442,987,000
Less:
Treasury stock (210,937 shares)	(185,000)	(185,000)
Total stockholders’ equity	476,186,000	442,802,000
Total liabilities and stockholders’ equity	$714,937,000	653,120,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

	Three Months Ended October 31,
	2008	2007
Reconciliation of Non-GAAP Net Income to GAAP Net Income(1):
Non-GAAP net income	$30,207,000	16,472,000
Amortization of acquired in-process research and development	(6,200,000)	-
Amortization of stock-based compensation	(2,418,000)	(2,719,000)
Tax effect of stock-based compensation expense	782,000	941,000
GAAP net income	$22,371,000	14,694,000

Reconciliation of Non-GAAP Diluted Earnings Per Share to GAAP Diluted Earnings Per Share(1):
Non-GAAP diluted earnings per share	$1.07	0.59
Amortization of acquired in-process research and development	(0.22)	-
Amortization of stock-based compensation	(0.08)	(0.08)
Tax effect of stock-based compensation expense	0.03	0.03
GAAP diluted earnings per share	$0.80	0.54

Reconciliation of GAAP Net Income to EBITDA(2):
GAAP net income	$22,371,000	14,694,000
Income taxes	14,123,000	7,735,000
Net interest income and other	(611,000)	(3,770,000)
Amortization of acquired in-process research and development	6,200,000	-
Amortization of stock-based compensation	2,418,000	2,719,000
Depreciation and other amortization	5,466,000	2,491,000
EBITDA	$49,967,000	23,869,000

(1)
Non-GAAP net income is used by management in assessing the Company’s operating results.  The Company believes that investors and analysts may use non-GAAP measures that exclude the amortization of acquired in-process research and development and stock-based compensation, along with other information contained in its SEC filings, in assessing the Company’s operating results.

(2)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles, stock-based compensation and acquired in-process research and development. EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results and ability to meet debt service requirements.  The Company’s definition of EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies.  EBITDA is also a measure frequently requested by the Company’s investors and analysts.  The Company believes that investors and analysts may use EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL
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